UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 24, 2010

AVI BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

(Address of principal executive offices)

(425) 354-5038

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)       Departure of Director.

On March 24, 2010, Dr. Christopher Henney announced to the Board of Directors of AVI BioPharma, Inc. (“AVI” or the “Company”) his decision to not stand for re-election at the end of his term as a director of the Company.   Dr. Henney’s decision was based solely on personal reasons, and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.  He will remain a director through the end of his current term which ends following the 2010 Annual Meeting of the Company’s shareholders.

On March 25, 2010, the Company issued a press release announcing the foregoing change and the previously disclosed change that Michael D. Casey has also decided not to stand for re-election when his current term ends following the 2010 Annual Meeting of the Company’s shareholders. A copy of the Company’s press release dated March 25, 2010 is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in Item 9.01 hereof and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                  Financial Statements and Exhibits.

The following exhibit is being furnished (not filed) herewith:

99.1                           Press release dated March 25, 2010

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on March 25, 2010.

AVI BioPharma, Inc.

By:	/s/ Leslie Hudson, Ph.D.

Leslie Hudson, Ph.D.
President and Chief Executive Officer (Principal Operating Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 25, 2010